UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2014

Columbia Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51262

MD	20-0068852
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenlake Parkway, Suite 1200
Atlanta, GA 30328
(Address of principal executive offices, including zip code)

(404) 465-2200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As previously disclosed, on August 14, 2013, Columbia Property Trust (the "Company") amended its Second Articles of Amendment and Restatement, as amended and supplemented (the “Articles”), to effect a 4-for-1 reverse stock split of the Company's then existing common stock. On July 1, 2014, the Company further amended its Articles to reduce the total number of authorized shares of its capital stock from 1,000,000,000 shares to 325,000,000 shares and the total number of authorized shares of its common stock, par value $0.01 per share, from 900,000,000 shares to 225,000,000 shares (with the reduction in authorized common shares proportional to the 4-for-1 stock split).The Company continues to have authorized 100,000,000 shares of preferred stock, par value $0.01 per share, none of which is outstanding.
A copy of the amendment to the Articles is attached hereto as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Fourth Articles of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA PROPERTY TRUST, INC.

Dated: July 1, 2014	By:	/s/ JAMES A. FLEMING
James A. Fleming
Principal Financial Officer